Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280249

6,471,000 shares of common stock

offered by the selling stockholders

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the Selling Stockholders) of up to an aggregate of 6,471,000 shares of our common stock, par value $0.001 (the Resale Shares). We agreed to issue and sell the Resale Shares to the Selling Stockholders in a private placement pursuant to a securities purchase agreement (the Purchase Agreement) executed on May 28, 2024. We are registering the resale of these shares of common stock by the Selling Stockholders to satisfy registration rights we have granted to the Selling Stockholders.

We are not selling any common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of the Resale Shares.

Sales of the Resale Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Resale Shares, or both.

We do not know when or in what amount the Selling Stockholders may offer Resale Shares for sale. The Selling Stockholders may sell some, all or none of the Resale Shares offered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions attributable to their sale of Resale Shares and all fees and expenses of legal counsel for any Selling Stockholder. See the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market (Nasdaq), under the symbol “CRGX.” The last reported sale price of our common stock on Nasdaq on June 24, 2024 was $15.57 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2024.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the SEC). Under this registration statement, the Selling Stockholders may sell from time to time the Resale Securities described in this prospectus in one or more offerings or otherwise as described in the section entitled “Plan of Distribution” beginning on page 16 of this prospectus.

We are responsible for the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information, and we take no, and the Selling Stockholders take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell the Resale Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated herein by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or the possession or distribution of this prospectus or any free writing prospectus in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus and the documented incorporated herein by reference concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such information and other, similar sources and on our knowledge of, and expectations about, the markets for our products. In some cases, we do not expressly refer to the sources from which this data is derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high

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degree of uncertainty and risk due to a variety of factors, including but not limited to those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.

In this prospectus, “CARGO,” the “company,” “we,” “us” and “our” refer to CARGO Therapeutics, Inc. and, where appropriate, our subsidiaries.

“CARGO,” the CARGO logos and other trade names, trademarks or service marks of CARGO appearing in this prospectus are the property of CARGO. Other trade names, trademarks or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.

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Prospectus summary

This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus as well as the documents filed with the SEC that are incorporated herein by reference. You should carefully consider, among other things, the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 5 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company” and “CARGO” refer to CARGO Therapeutics, Inc.

Overview

We are a clinical-stage biotechnology company uniquely positioned to advance next generation, potentially curative cell therapies for cancer patients. Our programs, platform technologies, and manufacturing strategy are designed to directly address the limitations of approved chimeric antigen receptor (CAR) T-cell therapies. A CAR is an engineered protein that is delivered into T cells, enabling recognition and destruction of cancer cells. We believe the limitations of approved autologous CAR T- cell therapies include limited durability of effect, safety concerns and unreliable supply. Our lead program, firicabtagene autoleucel (firi-cel) (previously CRG-022), is an autologous (derived from a patient’s cells) T-cell product candidate expressing a CD22 CAR that is designed to enable the detection of B-cell lymphoma tumor cells. The underlying CAR, which we exclusively licensed, was studied by Stanford University (Stanford) in a Phase 1 clinical trial in patients with large B-cell lymphoma (LBCL) whose disease relapsed or was refractory (R/R) to CD19 CAR T-cell therapy. On the basis of the results from the clinical trial, we are evaluating firi-cel in a potentially pivotal Phase 2 clinical trial in patients with LBCL whose disease is R/R to CD19 CAR T-cell therapy. We also plan to evaluate firi-cel in patients at earlier stages of disease, including LBCL and other hematologic malignancies. Beyond our lead program, we are leveraging our proprietary cell engineering platform technologies to develop a pipeline of programs that incorporate multiple transgene therapeutic “cargo” designed to enhance CAR T-cell persistence, as well as to help safeguard against tumor resistance and T-cell exhaustion. Our most advanced preclinical program, CRG-023, is a tri-specific CAR T product candidate that incorporates three distinct CARs to address either tumor antigen loss (e.g., CD19) or low-density antigen expression, loss of co-stimulation (e.g., CD2/CD58) and lack of T-cell persistence. Our founders are pioneers and world-class experts in CAR T-cell therapy, and our team has significant experience and success developing, manufacturing, launching and commercializing oncology and cell therapy products. We aim to become a fully integrated, leading cell therapy company. Together, we are united in our mission to outsmart cancer and deliver more cures for patients.

Private placement

On May 28, 2024, we entered into the Purchase Agreement with certain healthcare-focused institutional investors (the Selling Stockholders). The Purchase Agreement provides for the sale and issuance by us of 6,471,000 shares of our common stock (the Private Placement). The Private Placement closed May 30, 2024 and we received gross proceeds of approximately $110.0 million. We are registering the Resale Shares pursuant to the registration rights granted to the Selling Stockholders as set forth in the Purchase Agreement. Additional information with respect to the Purchase Agreement is contained in this prospectus under the heading “Selling Stockholders” and in our Current Report on Form 8-K, filed with the SEC on May 28, 2024.

Risk factors summary

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common stock. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary and in the documents incorporated herein by reference. These risks include, among others, the following:

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We are a clinical-stage biotechnology company and have incurred significant losses since our inception, and we expect to incur losses for the foreseeable future. We have no products approved for commercial sale and may never achieve or maintain profitability;

•	Our limited operating history may make it difficult to evaluate our prospects and likelihood of success;

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The substantial obligations from our license agreements may result in dilution to our stockholders, may be a drain on our cash resources or may cause us to incur debt obligations to satisfy the payment obligations;

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If we are unable to successfully identify, develop, obtain regulatory approval and ultimately commercialize any of our current or future product candidates, or experience significant delays in doing so, our business, financial condition and results of operations will be materially adversely affected;

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We have experienced rapid operational growth since our inception in December 2019, and expect to continue to grow in the future as our clinical and preclinical trials progress, we begin to advance the development of new and current product candidates and our headcount increases. If we fail to effectively manage our growth, we may not be able to execute on our business objectives;

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Our ability to develop our product candidates and our platform technologies, as well as our future growth, depends on attracting, hiring and retaining our key personnel and recruiting additional qualified personnel;

•	We operate in highly competitive and rapidly changing industries, which may result in others discovering, developing or commercializing competing products before or more successfully than we do;

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We rely on third parties to conduct our clinical trials and preclinical studies. If these third parties do not successfully carry out their contractual duties, comply with applicable regulatory requirements or meet expected deadlines, our development programs and our ability to seek or obtain regulatory approval for or commercialize our product candidates may be delayed;

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We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock; and

•	Our success depends on our ability to protect our intellectual property and our proprietary technologies.

Before you invest in our common stock, you should carefully consider all of the information in this prospectus, including matters set forth in the section titled “Risk Factors.”

Corporate information

We were founded in December 2019 as a Delaware corporation under the name Syncopation Life Sciences, Inc. We changed our name to CARGO Therapeutics, Inc. in September 2022. Our principal executive offices are located at 835 Industrial Road, Suite 400, San Carlos, California 94070, and our telephone number is (650) 379-6143.

Our website address is www.cargo-tx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated herein by reference. We have included our website address as an inactive textual reference only.

Implications of being an emerging growth company and a smaller reporting company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the consummation of this offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the Exchange Act), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

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we will present in this prospectus only two years of audited annual financial statements, plus any required unaudited interim condensed financial statements, and related management’s discussion and analysis of financial condition and results of operations;

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we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our independent registered public accounting firm on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require non-binding, advisory stockholder votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for any other new or revised accounting standards during the period in which we remain an emerging growth company; however, we have and may adopt certain new or revised accounting standards early.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The offering

Common stock offered by the Selling Stockholders	6,471,000 shares.

Terms of the offering	Each Selling Stockholder will determine when and how it will sell the Resale Shares, as described in “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares covered by this prospectus.

Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Nasdaq Global Select Market trading symbol	“CRGX”

When we refer to the Selling Stockholders in this prospectus, we are referring to the individuals or entities named in this prospectus as the Selling Stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling the Resale Shares after the date of this prospectus that received from a Selling Stockholder the Resale Shares as a gift, pledge, partnership distribution or other transfer.

Risk factors

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement hereto or any related free writing prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

Special note regarding forward-looking statements

This prospectus and the documents incorporated herein by reference contain forward-looking statements, particularly in the sections titled “Prospectus summary,” “Risk factors,” “Management’s discussion and analysis of financial condition and results of operations” and “Business.” In some cases, you can identify these statements by forward-looking words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” “would,” “will,” or the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, include, but are not limited to, statements about:

•	the potential for adverse events, undesirable side effects or unexpected characteristics associated with any of our product candidates;

•	the timing of achieving our scientific, clinical, manufacturing, regulatory and/or other product development objectives;

•	the timing of our planned Investigational New Drug (IND) submissions to the U.S. Food and Drug Administration for our product candidates;

•	our expectations regarding the potential market size and size of the potential patient populations for our product candidates and any future product candidates, if approved for commercial use;

•	our clinical and regulatory development plans;

•	our expectations with regard to the results of our clinical studies, preclinical studies and research and development programs, including the timing and availability of data from such studies;

•	the number, size and design of our planned clinical trials, and what regulatory authorities may require to obtain full marketing approval;

•	our plans to research, develop and commercialize our product candidates, including firi-cel and CRG-023;

•	the timing of commencement of future preclinical studies and clinical trials and research and development programs;

•	our ability to acquire, discover, develop and advance product candidates into, and successfully complete, clinical trials;

•	our ability to obtain designation as a Breakthrough Therapy for one or more of our product candidates;

•	a requirement to obtain approval of a companion diagnostic in connection with the approval of any of our product candidates;

•	our intentions and our ability to establish collaborations and/or partnerships;

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the discovery of previously unknown or unexpected problems with our product candidates or any future product candidates or with the facilities where such product candidates are or will be manufactured;

•	the timing or likelihood of regulatory filings and approvals for our product candidates, including the potential requirement to adopt a Risk Evaluation and Mitigation Strategy;

•	our commercialization, marketing and manufacturing, including the buildout of our own manufacturing facility, capabilities and expectations;

•	the rate and degree of market acceptance of our product candidates;

•	the success of competing products or platform technologies that are or may become available;

•	impact from future regulatory, judicial, and legislative changes or developments in the United States and foreign countries;

•	our intentions with respect to the commercialization of our product candidates;

•	the size and growth potential of the markets for our product candidates, if approved for commercial use, and our ability to serve those markets

•	the pricing and reimbursement of our product candidates, if approved;

•	future agreements with third parties in connection with the commercialization of our product candidates;

•	the potential effects of public health crises, such as COVID-19 and the post-COVID-19 environment, on our preclinical and clinical programs and business;

•	the implementation of our business model and strategic plans for our business and product candidates, including additional indications for which we may pursue;

•	our ability to effectively manage our growth, including our ability to attract and retain key scientific and management personnel, and maintain our culture;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•	potential claims relating to our intellectual property and third-party intellectual property;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our future financial performance;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and a smaller reporting company as defined in Rule 12b-2 of the Exchange Act;

•	developments and projections relating to our competitors and our industry, including competing products;

•	our expectations regarding the use of proceeds from our initial public offering and the Private Placement and our existing cash and cash equivalents; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus.

We have based these forward-looking statements largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” in this prospectus and the documented incorporated herein by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering.

You should read this prospectus and the documented incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documented incorporated herein by reference by these cautionary statements.

Use of proceeds

We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

Dividend policy

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination as to the declaration or payment of dividends on our common stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, results from operations, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Selling stockholders

On May 28, 2024, we entered into the Purchase Agreement with the Selling Stockholders. The Purchase Agreement provides for the sale and issuance by us of 6,471,000 shares of our common stock. The Private Placement closed May 30, 2024 and we received gross proceeds of approximately $110.0 million. We are registering the Resale Shares pursuant to the registration rights granted to the Selling Stockholders as set forth in the Purchase Agreement to permit the Selling Stockholders to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

Except as otherwise disclosed herein and in the footnotes below with respect to the Selling Stockholder, the Selling Stockholders do not, and within the past three years have not had, any position, office or other material relationship with us.

The following table sets forth the name of each Selling Stockholder, the number of shares owned by such Selling Stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the Selling Stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the Selling Stockholders may offer under this prospectus. The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholder. In computing the number of shares beneficially owned by a selling securityholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such selling securityholder that are currently exercisable or will become exercisable within 60 days of June 13, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling securityholder.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Resale Shares sold to the Selling Stockholders in connection with the Private Placement. The percentages of shares owned after the offering are based on 45,861,750 shares of our common stock outstanding as of June 13, 2024, including the shares of common stock covered hereby.

	Common stock beneficially owned before this offering		Maximum number of shares of common stock to be sold pursuant to this prospectus	Common stock beneficially owned upon completion of this offering
Selling Securityholder	Number	Percentage	Number	Number	Percentage
Entities Affiliated with EcoR1 Capital LLC(1)	1,470,000	3.21%	1,470,000	—	*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund(2)	350,313	*	169,762	180,551	*
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund(3)	370,332	*	144,169	226,163	*
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund(4)	701,306	1.53%	242,628	458,678	1.00%
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(5)	885,766	1.93%	274,325	611,441	1.33%
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(6)	339,156	*	114,503	224,653	*

	Common stock beneficially owned before this offering		Maximum number of shares of common stock to be sold pursuant to this prospectus	Common stock beneficially owned upon completion of this offering
Selling Securityholder	Number	Percentage	Number	Number	Percentage
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(7)	46,530	*	17,769	28,761	*
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(8)	17,583	*	6,844	10,739	*
Woodline Partners LP(9)	765,000	1.67%	765,000	—	*
Saturn V Capital, LP(10)	452,612	*	293,879	158,733	*
Blackwell Partners LLC – Series A(11)	362,607	*	236,121	126,486	*
Opaleye, L.P.(12)	500,000	1.09%	500,000	—	*
Entities Advised or Subadvised by T. Rowe Price Associates, Inc.(13)	3,299,632	7.19%	460,000	2,839,632	6.19%
Novo Holdings A/S(14)	1,544,000	3.37%	294,000	1,250,000	2.73%
Entities Affiliated with RTW Investments, LP(15)	4,637,467	9.99%	294,000	4,670,097	9.99%
Samsara BioCapital, L.P.(16)	4,415,689	9.63%	294,000	4,121,689	8.99%
Wellington Biomedical Innovation Master Investors (Cayman) II L.P. (17)	1,325,000	2.89%	294,000	1,031,000	2.25%
Perceptive Life Sciences Master Fund Ltd.(18)	770,169	1.68%	235,000	535,169	1.17%
ABG V-Cargo Limited(19)	912,000	1.99%	175,000	737,000	1.61%
CVI Investments, Inc.(20)	70,000	*	70,000	—	*
Third Rock Ventures VI, L.P.(21)	1,393,333	3.04%	60,000	1,333,333	2.91%
Entities Affiliated with Sphera Funds(22)	155,506	*	60,000	95,506	*

*	Represents beneficial ownership of less than 1%.

(1)	Consists of (i) 1,386,210 shares of our common stock purchased by EcoR1 Capital Fund Qualified, L.P. (Qualified Fund) in the Private Placement and (ii) 83,790 shares of our common stock purchased by EcoR1 Capital Fund, L.P. (Capital Fund, and together with Qualified Fund, the EcoR1 Capital Funds) in the Private Placement. EcoR1 Capital, LLC (EcoR1) is the general partner of the EcoR1 Capital Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by the EcoR1 Capital Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for EcoR1 Capital LLC, the EcoR1 Capital Funds and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA 94103.

(2)	Consists of (i) 180,551 shares of our common stock held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (Fidelity Advisor Series VII) and (ii) 169,762 shares of our common stock purchased by Fidelity Advisor Series VII in the Private Placement. Fidelity Advisor Series VII is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(3)	Consists of (i) 226,163 shares of our common stock held by Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund (Fidelity Selector Small Cap) and (ii) 144,169 shares of our common stock purchased by Fidelity Selector Small Cap in the Private Placement. Fidelity Selector Small Cap is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(4)	Consists of (i) 458,678 shares of our common stock held by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund (Fidelity Series Small Cap) and (ii) 242,628 shares of our common stock purchased by Fidelity Series Small Cap in the Private Placement. Fidelity Series Small Cap is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(5)	Consists of (i) 611,441 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth Fund (Fidelity Small Cap Growth Fund) and (ii) 274,325 shares of our common stock purchased by Fidelity Small Cap Growth Fund in the Private Placement. Fidelity Small Cap Growth Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(6)	Consists of (i) 224,653 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (Fidelity Small Cap Growth K6 Fund) and (ii) 114,503 shares of our common stock purchased by Fidelity Small Cap Growth K6 Fund in the Private Placement. Fidelity Small Cap Growth K6 Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(7)	Consists of (i) 28,761 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth Fund (Fidelity Small Cap Growth Fund) and (ii) 17,769 shares of our common stock purchased by Fidelity Small Cap Growth Fund in the Private Placement. Fidelity Small Cap Growth Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(8)	Consists of (i) 10,739 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (Fidelity Small Cap Growth K6 Fund) and (ii) 6,844 shares of our common stock purchased by Fidelity Small Cap Growth K6 Fund in the Private Placement. Fidelity Small Cap Growth K6 Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(9)	Consists of 765,000 shares of our common stock purchased by Woodline Master Fund LP in the Private Placement. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(10)	Consists of (i) 158,733 shares of our common stock held by Saturn V Capital, LP’s custodian, Morgan Stanley & Co. and (ii) 293,879 shares of our common stock purchased by Saturn V Capital, LP in the Private Placement. Saturn V Capital Management LP (Saturn Management) is the investment manager for Saturn V Capital, LP. Xiaoying Tian is the managing member of Saturn Management and may be deemed to share dispositive voting power over the shares held by Saturn V Capital, LP. Xiaoying Tian and Saturn Management both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for Saturn V Capital, LP is 919 Congress Avenue, Suite 830, Austin, TX 78701.

(11)	Consists of (i) 126,486 shares of our common stock held by Blackwell Partners LLC—Series A’s custodian, Morgan Stanley & Co. and (ii) 236,121 shares of our common stock purchased by Blackwell Partners LLC—Series A in the Private Placement. Saturn Management is the investment manager for Blackwell Partners LLC—Series A. Xiaoying Tian is the managing member of Saturn Management and may be deemed to share dispositive voting power over the shares held by Blackwell Partners LLC—Series A. Xiaoying Tian and Saturn Management both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for Blackwell Partners LLC—Series A is 280 S. Mangum Street, Suite 210, Durham, NC 27701.

(12)	Consists of 500,000 shares of our common stock purchased by Opaleye, L.P. in the Private Placement and held of record by Opaleye Management Inc. Opaleye Management Inc. is an investment manager for Opaleye, L.P. and James Silverman is the President of Opaleye Management Inc. Mr. Silverman shares voting and investment power with respect to the shares held by Opaleye, L.P. The address for Opaleye L.P. is Attention: James Silverman, One Boston Place, 26th Floor, Boston, MA 02108.

(13)	Consists of (i) 1,887,827 shares of our common stock held by T. Rowe Price Health Sciences Fund, Inc.; (ii) 163,207 shares of our common stock held by TD Mutual Funds—TD Health Sciences Fund; (iii) 88,410 shares of our common stock held by T. Rowe Price Health Sciences Portfolio; (iv) 571,646 shares of our common stock held by T. Rowe Price New Horizons Fund, Inc.; (v) 19,695 shares of our common stock held by New York City Deferred Compensation Plan; (vi) 103,687 shares of our common stock held by T. Rowe Price New Horizons Trust; (vii) 5,160 shares of our common stock held by T. Rowe Price U.S. Equities Trust; (viii) 36 shares of our common stock purchased by T. Rowe Price Multi-Strategy Total Return Fund, Inc. in the Private Placement; (ix) 259,386 shares of our common stock purchased by T. Rowe Price Health Sciences Fund, Inc. in the Private Placement; (x) 22,122 shares of our common stock purchased by TD Mutual Funds—TD Health Sciences Fund in the Private Placement; (xi) 12,574 shares of our common stock purchased by T. Rowe Price Health Sciences Portfolio in the Private Placement; (xii) 133,144 shares of our common stock purchased by T. Rowe Price New Horizons Fund, Inc. in the Private Placement; (xiii) 5,028 shares of our common stock purchased by New York City Deferred Compensation Plan in the Private Placement; (xiv) 26,618 shares of our common stock purchased by T. Rowe Price New Horizons Trust in the Private Placement; and (xv) 1,092 shares of our common stock purchased by T. Rowe Price U.S. Equities Trust in the Private Placement (collectively, the T. Rowe Entities). T. Rowe Price Associates, Inc. (TRPA) serves as investment adviser or subadvisor, as applicable, with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Entities. Therefore, TRPA may be deemed to be the beneficial owner of all of the shares held by the T. Rowe Entities but each disclaims beneficial ownership of such shares. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The address of each of the T. Rowe Entities is 100 East Pratt Street, Baltimore, MD 21202.

(14)	Consists of 294,000 shares of our common stock purchased by Novo Holdings A/S (Novo) in the Private Placement. Novo has the sole power to vote and dispose of these shares, and no other entity or person is deemed to have any beneficial ownership or reportable pecuniary interest in the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(15)	Consists of (i) 3,784,122 shares of our common stock held by in the aggregate by RTW Master Fund, Ltd. (RTW Master Fund), RTW Innovation Master Fund, Ltd. (RTW Innovation Fund) and RTW Biotech Opportunities Operating Ltd. (RTW Biotech, together with RTW Master Fund and RTW Innovation Fund, the RTW Funds); (ii) 294,000 shares of our common stock purchased in the aggregate by the RTW Funds in the Private Placement; and (iii)(x) 559,345 shares of our common stock issuable upon the exercise of pre-funded warrants (the RTW Warrants) held by the RTW Funds prior to the offering and (y) 885,975 shares of our common stock issuable upon the exercise of the RTW Warrants held by the RTW Funds following the completion of the offering. Pursuant to the terms of the RTW Warrants, each of the RTW Funds may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the RTW Warrants. RTW Investments, LP (RTW), in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

(16)	Consists of (i) 4,121,689 shares of our common stock held by Samsara BioCapital, L.P. (Samsara LP) and (ii) 294,000 shares of our common stock purchased by Samsara LP in the Private Placement. Samsara BioCapital GP, LLC (Samsara LLC) is the general partner of Samsara LP and may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D. has voting and investment power over the shares held by Samsara GP and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara LLC disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein. The principal address for Samsara BioCapital, L.P. is 628 Middlefield Road, Palo Alto, CA 94301.

(17)	Consists of (i) 1,031,000 shares of our common stock held by Wellington Biomedical Innovation Master Investors (Cayman) II L.P. (Wellington Biomedical Fund) and (ii) 294,000 shares of our common stock purchased by Wellington Biomedical Fund in the Private Placement. Wellington Management Company LLP, a registered investment adviser under the Investment Advisers Act of 1940, as amended, is the investment adviser to Wellington Biomedical Fund, and Wellington Alternative Investments LLC is its general partner. Wellington Management Investment, Inc. is the managing member of Wellington Alternative Investments LLC. Wellington Management Company LLP is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Group LLP and Wellington Management Company LLP may be deemed beneficial owners with shared voting and investment power over the shares held by Wellington Biomedical Fund. Additional information about Wellington Management Company LLP is available in its Form ADV filed with the SEC. The address of all entities referenced in this footnote is 280 Congress Street, Boston, MA 02210.

(18)	Consists of (i) 535,169 shares of our common stock held by Perceptive Life Sciences Master Fund Ltd. (Perceptive) and (ii) 235,000 shares of our common stock purchased by Perceptive in the Private Placement. Perceptive Advisors LLC (Perceptive Advisors), serves as the investment manager to Perceptive and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to have voting and dispositive power over the shares held by Perceptive. The address of the selling stockholder is 51 Astor Place, 10th Floor, New York, NY 10003.

(19)	Consists of (i) 737,000 shares of our common stock held by ABG V-Cargo Limited (ABG V Cargo) and (ii) 175,000 shares of our common stock purchased by ABG V Cargo in the Private Placement. ABG V Cargo is wholly owned by Ally Bridge Group Global Life Science Capital Partners V, L.P. (ABG V) and Mr. Fan Yu (Frank) is the controlling person of the entity acting as the general partner of ABG V and, in such capacity, has voting control and investment control with respect to the shares held by ABG V Cargo. The registered address of ABG V Cargo is the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(20)	Consists of 70,000 shares of our common stock purchased by CVI Investments, Inc. (CVI) in the Private Placement. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the Registration Statement on Form S-1 of which this prospectus forms a part. The address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(21)	Consists of (i) 1,333,333 shares of our common stock held by Third Rock Ventures VI, L.P. (Third Rock Ventures) and (ii) 60,000 shares of our common stock purchased by Third Rock Ventures in the Private Placement. The general partner of Third Rock Ventures is Third Rock Ventures GP VI, L.P. (TRV GP VI). The general partner of TRV GP VI is TRV GP VI, LLC (TRV GP VI LLC). Abbie Celniker, Ph.D.; Robert Tepper, M.D.; Reid Huber, Ph.D.; Jeffrey Tong, Ph.D.; Kevin Gillis; David Kaufman; Neil Exter; and Cary Pfeffer, M.D. are the managing members of TRV GP VI, LLC who collectively make voting and investment decisions with respect to shares held by Third Rock Ventures. The principal address for Third Rock Ventures is 201 Brookline Avenue, Suite 1401, Boston, MA 02215.

(22)	Consists of (i) 5,696 shares of our common stock held by Sphera Global Healthcare Master Fund (Sphera Global); (ii) 89,810 shares of our common stock held by Sphera Biotech Master Fund, L.P. (Sphera Biotech, together with Sphera Global, the Sphera Funds); (iii) 12,000 shares of our common stock purchased by Sphera Global in the Private Placement; and (iv) 48,000 shares of our common stock purchased by Sphera Biotech. The Sphera Funds have delegated their investment management authority to Sphera Global Healthcare Management LP (Sphera Management). Accordingly, Sphera Management may be deemed to have beneficial ownership of the shares held by each of the Sphera Funds. Sphera Management disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Each of the Sphera Funds business address is 4 Yitzhak Sadeh, Building A, 29th Floor, Tel Aviv 6777520, Israel.

Plan of distribution

We are registering the Resale Shares issued to the Selling Stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares (but excluding the fees of legal counsel for any Selling Stockholder).

The Selling Stockholders and any of their transferees, donees, pledgees or other successors in interest may, from time to time, sell all or a portion of the Resale Shares beneficially owned by the Selling Stockholders and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling the Resale Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through the distribution-in-kind by the Selling Stockholders to their members, partners, stockholders or equity holders;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with a Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that such Selling Stockholder meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effects such transactions by selling Resale Shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 (and any successor); and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.

In connection with sales of the Resale Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares, or any other shares of our common stock such Selling Stockholder may hold, in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the Selling Stockholders (including the Resale Shares) and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholders is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the Selling Stockholder and of the participating broker-dealer(s),

•	the number of shares involved,

•	the price at which such the shares of common stock were sold,

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the Resale Shares.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by such Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

Legal matters

The validity of the issuance of the shares of common stock offered hereby will be passed upon for CARGO Therapeutics, Inc. by Latham & Watkins LLP, Menlo Park, California.

Experts

The financial statements of CARGO Therapeutics, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by the Selling Stockholders named in this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.cargo-tx.com, at which, you may access these materials free of charge as soon as reasonably practicable after documents are electronically filed with or furnished to the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. We have included our website address as an inactive textual reference only.

Incorporation of information by reference

The SEC allows us to “incorporate by reference” information into this prospectus and the registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024.

•	Our Current Reports on Form 8-K filed with the SEC on March 8, 2024, April 15, 2024, May 28, 2024 and June 4, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024.

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2023, including any amendments or reports filed for the purposes of updating this description.

These documents may also be accessed on our website at www.cargo-tx.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

CARGO Therapeutics, Inc.

835 Industrial Road, Suite 400

San Carlos, California 94070

(650) 379-6143

6,471,000 shares of common stock

offered by the selling stockholders

Prospectus

June 27, 2024